UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

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☒            Preliminary Information Statement

□              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□              Definitive Information Statement

DAKOTA GOLD CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DAKOTA GOLD CORP.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada, 89074

March 31, 2011

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Dakota Gold Corp., a Nevada corporation (the “Company or “Dakota Gold”), as of the close of business on the record date, April 1, 2011 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on March 25, 2011, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holder of 19,750,000 (representing 57.1%) of the issued and outstanding shares of our Common Stock (the “Majority Stockholder”). The Joint Written Consent adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock (the “New Share”) for each 100 outstanding pre reverse split Common Stock (the “Old Shares”) of the Company (the “Reverse Split”).

You are urged to read the Information Statement in its entirety for a description of the action taken by the Majority Stockholder of the Company.  The action will become effective on a date that is not earlier than twenty one (21) calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Majority Stockholder. Because the Majority Stockholder has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of the resolution, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about April __, 2011 to stockholders of record on the Record Date.

Sincerely,

/s/ Daulat Nijjar
Daulat Nijjar
President

DAKOTA GOLD CORP.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada, 89074

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Dakota Gold Corp., a Nevada corporation (the “Company or “Dakota Gold”), as of the close of business on the record date, April 1, 2011 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on March 25, 2011, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holder of 19,750,000 (representing 57.1%) of the issued and outstanding shares of our Common Stock (the “Majority Stockholder”) . The Joint Written Consent adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock (the “New Share”) for each 100 outstanding pre reverse split Common Stock (the “Old Shares”) of the Company (the “Reverse Split”).

The action will become effective on a date that is not earlier than twenty one (21) calendar days after this Information Statement is first mailed to our stockholders.

Because the Majority Stockholder has voted in favor of the foregoing action, and has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on April 1, 2011 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about April __, 2011 to stockholders of record on the Record Date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Reverse Split requires the affirmative vote of the holders of a majority of the voting power of the Company. Because a stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and has sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (the “NRS”) provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 34,599,900 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the votes or written consents of stockholders holding at least 17, 299,951 shares of the issued and outstanding Common Stock are necessary to implement the Reverse Split. In accordance with our bylaws, the Board has fixed the close of business on April 1, 2011 as the record date for determining the stockholders entitled to vote or give written consent.

On March 25, 2011, the Board and the Majority Stockholder executed and delivered to the Company the Joint Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Reverse Split.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing actions.

REASON FOR THE REVERSE STOCK SPLIT OF ALL OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 NEW SHARE FOR EACH 100 OLD SHARES.

On the Effective Date (hereinafter defined), we will implement a one-for- 100 (1:100) reverse split of our issued and outstanding shares of Common Stock.  The Company currently has authorized Capital Stock of 100,000,000 shares of Common Stock, of which 34,599,900 shares are issued and outstanding as of the Record Date.  The effect of the reverse-split is that prior to the Effective Date, the Old Shares will be automatically converted into the New Shares, reducing the number of issued and outstanding shares of Common Stock to approximately 345,999 shares, subject to rounding. The par value of the New Shares will remain unchanged at $0.001 per share. Any fractional shares resulting from the Reverse Split will be rounded up.  The Reverse Split will become effective on a date that is not earlier than 21 calendar days after the mailing of this Information Statement (the “Effective Date”).

Our Common Stock will be quoted on the OTC Bulletin Board at the post-split price on the Effective Date.    The New Shares will be fully paid and non-assessable.  The New Shares will have the same voting rights, dividend rights, distribution rights and will be identical in all other respects to the Old Shares.

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage stockholders’ interests.

An alternative to a Reverse Split is an increase in our authorized number of Common Stock. We chose not to increase our authorized amount of Common Stock because if we authorized additional shares, we felt that we would convey the wrong impression that too many cheap shares of our Common Stock could be issued, thereby decreasing potential stockholder value. For example, if we have fewer shares of our Common Stock issued as proposed in the Reverse Split, our stock price could be higher and attract a different type of investor looking for long-term growth and not a quick run-up in the value of low price stock. However, stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted and that an increase in our share price is not a certainty. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Split will be maintained for any period of time. Moreover, because some investors may view the Reverse Split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

In evaluating the Reverse Split, the Board took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of our Common Stock.  However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split, or in fact rise at all. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

On the Effective Date, the number of shares of Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Split by one hundred (100) and then rounding up to the nearest whole share.  The Reverse Split would affect the Company's Common Stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities.  The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for  100 ratio.

Other Effects on Outstanding Shares

On the Effective Date, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in stockholders owning "odd-lots" of less than 20 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

On the Effective Date, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 100.  The par value of the Common Stock would remain unchanged at $0.001 per share.  Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split would become effective 21 after the delivery of this information Statement to stockholders, or on such subsequent date as is designated by the Board.

Anti-Takeover Effects

The reverse stock split, after being effectuated, will have the effect of decreasing the number of authorized and issued common stock while leaving unchanged the number of authorized shares of common stock.   We will continue to have 100,000,000 shares of authorized common stock after the reverse split. However, while the total number of authorized shares will not change, after the Effective Date, the number of authorized but unissued shares of common stock effectively will be increased significantly by the reverse split because the 34,599,900 shares outstanding prior to the reverse split, approximately 34.6% of the 100,000,000 authorized shares, will be reduced to approximately 345,999 shares, or 0.35% of the 100,000,000 authorized shares. Mr. Nijjar holds a majority of the Common Stock. Therefore, after the reverse split of the Common Stock is declared effective, a hostile bidder still could not effect a change in control without Mr. Nijjar’s consent.

In the future, if additional authorized common shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, the Board plans to issue an unspecified number of shares of common stock from the effective increase in the number of our authorized but unissued shares generated by the reverse stock split.

BOARD OF DIRECTORS AND COMMITTEES INFORMATION

Currently, our Board consists of Dan Nijjar and Jim Poulter. We are not actively seeking additional board members. At present, the Board has established one committee: the independent audit committee, whose appointment is currently vacant.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal year April 30, 2010 and for the year ended April 30, 2009, and whose salary and bonus exceeded $100,000 for the fiscal years ended April 30, 2010 and for the year ended April 30, 2009, for services rendered in all capacities to us. There has been no compensation paid to any officer, director or other employee for the year ended April 30, 2010.

Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daulat Nijjar 1,2 President/Treasurer and CEO, CFO, Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Toni A. Eldred1,3 President/Treasurer and CEO, CFO, Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	5,000	-0-	-0-	-0-	-0-	-0-	-0-	5,000

Alex Long, Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Nanuk Warman, Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jim Poulter4, Director	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

1.               From inception until July 8, 2010, Toni A. Eldred was the majority owner and President of the Company. On July 8, 2010, Ms. Eldred entered into a Stock Purchase Agreement which provided for the sale of 600,000 shares of common stock of the Company (the “Purchased Shares”) to Daulat Nijjar (the “Purchaser”). Effective as of July 8, 2010, in connection with the disposition of the Purchased Shares Toni Eldred resigned from her positions as the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company and the Board of the Company elected Daulat Nijjar as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director of the Company.

2               There is no employment contract with Mr. Nijjar at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

3               There is no employment contract with Ms. Eldred at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Ms. Eldred resigned as a Director of the Company effective August 14, 2010.

4.              Effective August 13, 2010, the Company began paying Jim Poulter $500 per month to serve on its Board.

Additional Compensation of Directors

With the exception of Mr. Jim Poulter who was appointed to the  Board on August 13, 2010, all of our directors are unpaid.  Mr. Poulter began receiving $500 per month to serve as a member of the Board effective with his appointment.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company was not subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended April 30, 2010. Therefore, our directors, executive officers and any persons holding more than 10% of our common stock were not required to file with the Securities and Exchange Commission reports of their initial ownership of our common stock and any changes in ownership of such common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Split

The following table lists, as of March 31, 2011, the number of pre-reverse split shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 34,599,900, the pre reverse split issued and outstanding shares of Common Stock.  Unless otherwise indicated, the business address of each such person is c/o Dakota Gold Corp.
701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Daulat Nijjar	19,750,000	57.1%
Jim Poulter	0	0%
All directors and executive officers (2)	19,750,000	57.1%

Post-Split

The following table lists the number of post-reverse split shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 345,999, the post reverse split issued and outstanding shares of Common Stock.  Unless otherwise indicated, the business address of each such person is c/o Dakota Gold Corp., 701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Daulat Nijjar	197,500	57.1%
Jim Poulter	0	0%
All directors and executive officers (2)	197,500	57.1%

CHANGE IN ACCOUNTANTS

 There have been no changes in our accountants and have no disagreements with regard to accounting and financial disclosure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the nine-months ended January 31, 2011 a loan from a former stockholder was increased as a result of the stockholder lending the Company an additional $600.  As of January 31, 2011 the stockholder had forgiven the entire balance of $9,400 resulting in no outstanding balance at January 31, 2011.

Effective August 13, 2010, the Company began paying one of its Directors $500 per month to serve on its Board.  The total amount paid for the three and nine-months ended January 31, 2011 was $1,500 and $2,750 respectively.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON
No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Reverse Split which is not shared by all other stockholders.

OTHER INFORMATION

The Reverse Split will be effected by NASDAQ and will be reported to our stock transfer agent.   NASDAQ will increase the quote of our common stock by a factor of 100 on or after ______, 2011, the Effective Date of the reverse-split.

Following the Effective Date, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the effect of the Reverse Split, but this in no way will affect the validity of your current share certificates. The reverse split will occur on the Effective Date without any further action on the part of our stockholders. After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/100th share of our common stock. Certificates representing New Shares will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Island Stock Transfer, Inc. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates if the restriction period has not expired. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

For more detailed information about the Company, including financial statements, you may refer to our recent Form 10-Q for the period ended January 31, 2011, filed with the Securities and Exchange Commission on March 15, 2011.  This information may be found at the SEC’s EDGAR database at www.sec.gov.  Our audited financial statements are contained in our Form 10-K for the year ended April 30, 2010, also available at www.sec.gov.

Upon written request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail.  Please make your request to the address or phone number below.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Dakota Gold’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Dakota Gold Corp.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada, 89074
By Order of the Board,

/s/ Daulat Nijjar
Daulat Nijjar, Director, President,
Treasurer, Principal Executive Officer, and
Principal Financial Officer